Exhibit 10.5

PROMISSORY NOTE

Principal amount: $40,000	DATE: September 1, 2021

FOR VALUE RECEIVED, the undersigned WELSIS CORP. (the “Borrower”), Bulevar Mihajla Pupina 115, Belgrade, Serbia 11070, has received and promises to payback to SMARTICS LLC, (the “Lender”), Dekarska str. 7, Warsaw, Poland 02-413, or such other address as may be directed in writing, the principal sum of Forty Thousand US Dollars ($40,000), together with interest accruing on the unpaid balance at a rate of ten percent (10%) per annum, computed from the date hereof on the basis of a three hundred sixty (360) day year, actual days elapsed.

1. PAYMENT OF PRINCIPAL AND INTEREST. Interest accrued on this promissory note (the “Note”) shall be due and payable on the 1st day of each month commencing with the first month after the date of this Note. All unpaid principal and accrued unpaid interest shall be due and payable in full two (2) years from the date hereof (the “Maturity Date”).

2. CREDIT OF PAYMENTS. Each payment under this Note shall be credited in the following order:

a)	costs, fees, charges and advances paid or incurred by Lender and for which the Borrower is obligated under the terms herein;

b)	interest payable under this Note; and

c)	principal under this Note.

All installments of principal and interest of this Note shall be payable in lawful money of the United States of America. Checks constitute payment only when collected.

3. PREPAYMENT. The Borrower may prepay in whole or, from time to time, in part, and without any premium or penalty therefor, the principal amount hereof then remaining unpaid, together with accrued unpaid interest on this Note. Any such prepayment shall be applied first to accrued unpaid interest on this Note and the balance to principal due hereunder.

4. INTEREST DUE IN THE EVENT OF DEFAULT. From and after the Maturity Date the entire unpaid principal balance and accrued unpaid interest shall automatically bear an annual interest rate equal to the lesser of:

a)	twelve percent (12%) per annum or

b)	the maximum interest rate allowed by law, in lieu of the rate provided above herein. This Note is secured by that certain Pledge and Security Agreement of even date herewith.

5. ATTORNEYS’ FEES AND COSTS. Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

6. WAIVER OF PRESENTMENTS. Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.

7. NON-WAIVER. No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

8. INTEGRATION. There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

9. NOTICE. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered

a)	in person,
b)	by certified mail, postage prepaid, return receipt requested,
c)	by facsimile, or
d)	by a commercial overnight courier that guarantees delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed above.

10. GOVERNING LAW. This note shall be governed under the laws in the State of Wyoming.

11. SIGNATURES. This Note shall be signed by Rafal Domanski on behalf of SMARTICS LLC and Danilo Vukadinovic on behalf of WELSIS CORP.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Borrower: WELSIS CORP.

Borrower Signature: /s/ Danilo Vukadinovic	Date: September 1, 2021

Printed Name: Danilo Vukadinovic

Lender: SMARTICS LLC

Lender Signature: /s/ Rafal Domanski	Date: September 1, 2021

Printed Name: Rafal Domanski